As Filed With The Securities and Exchange Commission On February 2, 1995.
                                                   Registration No. 33-_____
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               LACLEDE GAS COMPANY
                                 720 OLIVE STREET
                            ST. LOUIS, MISSOURI 63101
           (Exact Name of Registrant as Specified in its Charter)
                  (Address of Principal Executive Offices)
              MISSOURI                                       43-0368139
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                       Identification No.)

              THE LACLEDE GAS COMPANY WAGE DEFERRAL SAVINGS PLAN
                           (Full title of the plan)
                               ROBERT J. CARROLL
          SENIOR VICE PRESIDENT - FINANCE AND CHIEF FINANCIAL OFFICER
                               Laclede Gas Company
                720 Olive Street       St. Louis, Missouri 63101
                                  314-342-0500
            (Name, address and telephone number of agent for service)
                               ------------------

                              CALCULATION OF REGISTRATION FEE
                                      Proposed      Proposed
                                      maximum       maximum
Title of Secu-                        offering      aggregate    Amount
rities to be         Amount to be     price         offering     of Regis-
Registered           registered       per Share(1)  price(1)     tration fee

Common Stock         2,000,000  shs.     $18.56     $37,120,000    $12,799
$1 per share par
value
Common Stock         2,000,000 Rights(2)
Purchase Rights
- -------------------------------------------------------------------------------
(1) The prices stated are estimated solely for the purpose of calculating the registration fee and are based on the average of the high and low market prices as reported on the composite tape of the New York Stock Exchange listed issues on January 27, 1995.

(2) These Rights currently are attached to, and trade with, the shares of Common Stock.

In addition pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


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                               PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The contents of the registration statement number 33-38414 on Form S-8 as filed with the Securities and Exchange
Commission on December 24, 1990, are incorporated herein by reference.

 Item 8.   Exhibits

     An opinion of counsel is not being filed since the securities being registered are not original issuance securities and the Company undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

     Exhibit No.              Description of Exhibits
     -----------              -----------------------

       4.(a)                  Articles of Incorporation of
                              Laclede Gas Company, filed as
                              Exhibit 4(b) to the Company's
                              Registration Statement on Form
                              S-3, Registration No. 33-52357.

       4.(b)                  Rights Agreement between Laclede
                              Gas Company and The Boatmen's
                              National Bank of St. Louis, filed
                              as Exhibit 1 to Form 8-A Registration
                              Statement dated April 7,
                              1986 (File No. 1-1822).

       23.                    Independent Auditors' Consent.

       24.                    Power of Attorney of Directors
                              of the Company.












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


                            SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 30th day of January, 1995.

                             LACLEDE GAS COMPANY


                             By      R. J. Carroll
                             ------------------------------
                                     R. J. Carroll
                              Senior Vice President-Finance
                               and Chief Financial Officer







































     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Principal Executive Officer.

     R. C. Jaudes        *      Director, Chairman      January 30, 1995
- ------------------------        of the Board,
     R. C. Jaudes               President and Chief
                                Executive Officer

Principal Financial and Accounting Officer.

     R. J. Carroll              Senior Vice             January 30, 1995
- ------------------------        President - Finance
     R. J. Carroll              and Chief Financial
                                Officer

     A. B. Craig, III    *      Director                January 30, 1995
- ------------------------
     A. B. Craig, III

     H. Givens           *      Director                January 30, 1995
- ------------------------
     H. Givens

     C. R. Holman        *      Director                January 30, 1995
- ------------------------
     C. R. Holman

     M. A. Krey          *      Director                January 30, 1995
- ------------------------
     M. A. Krey

     W. E. Nasser        *      Director                January 30, 1995
- ------------------------
     W. E. Nasser

     B. F. Schenk        *      Director                January 30, 1995
- ------------------------
     B. F. Schenk

     R. P. Stupp         *      Director                January 30, 1995
- ------------------------
     R. P. Stupp

     H. E. Trusheim      *      Director                January 30, 1995
- ------------------------
     H. E. Trusheim


*BY  R. J. Carroll                                      January 30, 1995
- ------------------------
     R. J. Carroll
    Attorney-in-fact

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The Plan

      Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 30th day of January, 1995.

                                Laclede Gas Company Wage
                                Deferral Savings Plan



                                By:      R. J. Carroll
                                ------------------------------
                                         R. J. Carroll
                                Administrator of the Plan and
                                Senior Vice President - Finance
                                and Chief Financial Officer





































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                             Form S-8
                           Exhibit Index


Exhibit No.             Description
- -----------             -----------

  4.(a)       The Company's Articles of Incorporation, filed as
              Exhibit 4(b) to the Company's Registration Statement on Form S-3, Registration No. 33-52357;
              incorporated herein by reference.

  4.(b) Rights Agreement between Laclede Gas Company and The Boatmen's National Bank of St. Louis, filed as Exhibit 1 to Form 8-A Registration Statement dated April 7, 1986 (File No. 1-1822); incorporated herein by reference.

   23.        Independent Auditors' Consent.

   24.        Power of Attorney of Directors of the Company.
































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